Exhibit 10.2

THIS CREDIT AGREEMENT is made as of the 6th day of March, 2011

BETWEEN:            SIDNEY CHAN (herein called the "Lender")

23H Block III Riviera Garden
Tsuen Wan, New Territories
Hong Kong

AND:                       ALR TECHNOLOGIES INC. (herein called the "Company")

a company duly incorporated under the laws of the State of Nevada, USA having its registered office at 3350 Riverwood Parkway, Suite 1900,
Atlanta, Georgia.

WITNESSES THAT WHEREAS:

A.
The Company's Board of Directors has determined that the Company should retain a national sales and marketing agent to conduct a broad-based sales and marketing campaign in the United States and Canada over the next two years in order to promote the Company's Health e-Connect compliance monitoring system (HeC);

B.
The Company has been advised that significant up-front funding may be required and, in anticipation of such potential funding requirements, the Company has concluded that it is in its interests to secure a commitment by way of a line of credit of up to $2.5 million

C.	The Company is seeking to secure financing for its HeC from the lender

D.
In connection with providing line of credit arrangement for $2.5 million, the lender will be granted 20,000,000 stock options, exercisable at $0.125 for five years expiring March 5, 2016. The stock options will vest on the basis of eight stock options for each one dollar borrowed under the line of credit arrangement to meet the costs of the sales and marketing campaign.

E.	The lender is the Chief Executive Officer and Chairman of the Board of the Company.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements herein set out and the sum of One dollar paid by the Company to the Lender the parties have agreed as follows:

1.  Line of Credit

(a)  The Lender hereby agrees to cause a line of credit to be established in favour of the Company (the "Line of Credit") with a borrowing limit of two million five hundred thousand (US$2,500,000) dollars of the United States of America.

(b)  The Line of Credit may be drawn down by the Company by giving three (3) days written notice to the Lender of the amount requested and the account into which the funds are to be deposited or particulars of the account payable to be paid.

2.  Interest and Repayment

(a)  All amounts advanced and outstanding under the Line of Credit shall bear interest at the rate of 1% per month, simple interest (ie not compounded) from the date of advance until paid. Amounts outstanding for less than a full month will bear interest on a pro-rated basis.

(b)  Prior to demand, all amounts drawn down under the Line of Credit, and all accrued but unpaid interest thereon, may be prepaid by the Company at any time without notice or penalty, but shall become due and payable within three days of receipt of a written demand by the Lender.

(c)  From time to time the Lender may send to the Company a statement of all amounts owing under the Line of Credit, in respect of interest and principal, and such statement shall in the absence of any statement to the contrary by the Company within 30 days, be binding on the Company.

3.  Security

All amounts drawn down under the Line of Credit and all accrued but unpaid interest from time to time shall be secured by a general security agreement ("GSA") in such form as the Lender's counsel shall reasonably require, covering all the present and after acquired property of the Company, of whatever nature and kind, and the Company at the request of the Lender will at its expense register the GSA in all such jurisdictions as the Company's property is located. From time to time, on the Lender's request, the Company shall advise the Lender of all jurisdictions in which the Company's property is located.

4.  Conditions of Draw Down

(a)  No amount shall be drawn down for any purpose other than to fund the marketing and selling campaign as approved by the Board of Directors before entering a definitive final agreement with a marketing firm. The Company will, on request, provide the Lender with reasonable evidence as to the proposed use of any moneys to be advanced.

(b)  The Lender may, in their sole and unfettered discretion, decline to permit any amount to be drawn down if it appears on reasonable evidence that the Company is insolvent, threatens to cease business or the Lender's security is impaired.

5.  Notices

All notices or other communications from one party to the other ("Notices") shall be in writing and shall be delivered to the respective addresses of the parties appearing above (or as subsequently notified) or sent bye-mail (receipt requested) to such e-mail address as may be supplied by one party to the other. Notice shall be effective, if delivered when delivered and if sent bye-mail. on the date that the e-mail was received.

6.  Transitional

To the extent of the matters covered by this Agreement The First Credit Agreement shall be superseded by this Agreement and all amounts drawn down and advanced under the First Credit Agreement shall be deemed to have been advanced and secured under this Agreement.

7.  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED THIS AGREEMENT THE 10th DAY OF MARCH, 2011

SIDNEY CHAN	ALR TECHNOLOGIES INC.

SIDNEY CHAN	Per:	LAWRENCE WEINSTEIN 3/10/11

	Name:	Lawrence Weinstein

	Title:	President